Exhibit 23



INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement Nos. 333-41534, 333-30008, 33-2-7706, 33-42954, 33-
45054, 33-58835, 33-344953, 333-64466 and 333-91242 of Standex
International Corporation on Form S-8 of our report dated August 15, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of Standex International Corporation for the year ended June 30, 2002.




/s/  DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Boston, Massachusetts

August 19, 2002